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                       [Hogan & Hartson L.L.P. Letterhead]


                                February 28, 2005


Board of Directors
BNY Hamilton Funds, Inc.
3435 Stelzer Road
Columbus, OH 43219-3035

        Re:  Registration Statement on Form N-1A of BNY Hamilton Funds, Inc.

Ladies and Gentlemen:

        We are acting as special Maryland counsel to BNY Hamilton Funds, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form N1-A of the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 600,000,000 shares of the Company's BNY Hamilton Small Cap Core Equity Fund series of common stock (the "New Series"). This opinion letter is furnished to you at your request pursuant to the requirements set forth in Item 23(i) of Form N-1A in connection with the filing of the Registration Statement on the date hereof.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

        1.      An executed copy of the Registration Statement.

        2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on February 24, 2005 and as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

        3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

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Board of Directors
BNY Hamilton Funds, Inc.
February 28, 2005
Page 2


        4. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on November 10, 2004 (the "Board Resolutions"), as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, classification and authorization of issuance of up to 600,000,000 shares of the New Series (the "Shares").

        5. A certificate of the Assistant Secretary of the Company, dated February 28, 2005, as to the Board Resolutions and certain other matters.

        In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid Documents. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), as amended, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and (ii) issuance of the Shares against payment therefor, from time to time, in accordance with the terms of the Board Resolutions identified in Paragraph 4 above, the Charter and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

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Board of Directors
BNY Hamilton Funds, Inc.
February 28, 2005
Page 3


        This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                             Very truly yours,

                                             /s/ HOGAN & HARTSON L.L.P.

                                             HOGAN & HARTSON L.L.P.